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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   --------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                   --------
                       AMERICAN EAGLE TANKERS INC. LIMITED
             (Exact name of Registrant as specified in its charter)
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
            Bermuda                                 4412                               76-0445673
(State or other jurisdiction of         (Primary Standard Industrial                 (I.R.S. Employer
 incorporation or organization)           Classification Code Number)              Identification Number)

                                15 Exchange Place
                                    Suite 110
                          Jersey City, New Jersey 07302
                                  (201) 985-0060
    (Address, including zip code of Registrant's principal executive offices)

If this Form relates to the                If this Form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section 12(g)
12(b) of the Exchange Act and is           of the Exchange Act and is
effective pursuant to General              effective  pursuant to General
Instruction A.(c), check the               Instruction A.(d), check the
following box [x]                          following box []

Securities Act Registration Statement file number to which this form relates:
333-62326

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each                                    Name of Each Exchange on
Class to be so Registered                   which Each Class is to be Registered
-------------------------                   -----------------------------------

Common Shares,                               The New York Stock Exchange, Inc
par value $1.00 each

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Securities to be registered pursuant to Section 12(g)of the Act:     None
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Item 1. Description of Registrant's Securities to be Registered
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Information with respect to the Registrant's Common Shares, par value $1.00 each, is incorporated herein by reference from the sections captioned "Description of Capital Stock", "Shares Eligible for Future Sale" and "Taxation" in the prospectus which forms a part of the Registrant's Registration Statement on Form F-1, as amended (File No. 333-62326), originally submitted to the Securities and Exchange Commission (the "Commission") on a confidential basis under the Securities Act of 1933, as amended (the "Securities Act"), on March 23, 2001 ("Form F-1").

Item 2. Exhibits
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The following is a complete list of Exhibits which are incorporated hereby by reference from the Form F-1.

1.1   Form of Underwriting Agreement

3.1   Memorandum of Association

3.2   By-Laws

4.2   Specimen Certificate for the common shares

5.1 Opinion of Cox Hallett Wilkinson as to the legality of the common shares dated June 25, 2001

8.1 Opinion of Cox Hallett Wilkinson as to certain Bermuda tax matters dated June 25, 2001

8.2 Opinion of Cadwalader, Wickersham & Taft as to certain U.S. tax matters dated June 22, 2001

10.1 Loan Agreement, dated as of March 5, 2001, among the Development Bank of Singapore Limited, Neptune Orient Lines Limited and the registrant

10.2  Share Option Plan of the registrant

10.3 Shareholder's Support Services Agreement, dated as of June 5, 2001, between Neptune Orient Lines Limited and the registrant

10.4  Form of Ship Technical Management Agreement

10.5 Shareholder's Agreement, dated as of June 5, 2001 between Neptune Orient Lines Limited and the registrant

10.6 Guarantee Fee Letter, dated as of June 5, 2001 from the registrant to Neptune Orient Lines Limited

10.7 Loan Agreement, dated as of May 29, 2001 between the Lenders set forth therein, Danmarks Skibskreditfond and the registrant

15.1  Deleted

21.1  List of subsidiaries of the registrant

23.1  Consent of PricewaterhouseCoopers

23.2  Consent of Cox Hallett Wilkinson (included in Exhibit 5.1)

23.3  Consent of Cadwalader, Wickersham & Taft (included in Exhibit 8.2)

23.4  Consent of Clarkson
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 25, 2001


                                             AMERICAN EAGLE TANKERS INC. LIMITED


                                             By:  /s/ Joseph Sin Kim Kwok
                                                  ------------------------------
                                                  Mr. Joseph Sin Kim Kwok
                                                  Chief Executive Officer